Exhibit 99.1
SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035-7932
Phone: 408-801-1000
Fax: 408-801-8657

CONTACT:	Investor Contacts:	Media Contact:
	Lori Barker Padon	Mike Wong
	(408) 801-1384	(408) 801-1240

Jay Iyer
(408) 801-2067
SANDISK ANNOUNCES THIRD QUARTER RESULTS
•	Revenue Grows 38% Year-Over-Year Fueled by Mobile Phone Cards and International Sales

•	Product Gross Margin Increased Significantly from Q2 2007

•	248% Increase in Megabytes Sold Over Q3 2006
Milpitas, CA, October 18, 2007 — SanDisk® Corporation (NASDAQ:SNDK), the world’s largest supplier of flash storage card products, today announced results for the third quarter ended September 30, 2007. Third quarter revenue increased 38% on a year-over-year basis to $1.037 billion and net income in accordance with U.S. Generally Accepted Accounting Principles (GAAP) increased to $85 million, or $0.36 per diluted share, compared to GAAP net income of $28 million, or $0.12 per diluted share, in the second quarter of 2007. GAAP net income was $103 million, or $0.51 per diluted share, in the third quarter of 2006.
Excluding the impact of acquisition-related charges, stock compensation expense and the related tax effect, third quarter non-GAAP net income increased to $130 million, or $0.54 per diluted share, compared to second quarter 2007 non-GAAP net income of $72 million, or $0.30 per diluted share. Non-GAAP net income was $124 million, or $0.61 per diluted share in the third quarter of 2006.
“We are very pleased with our third quarter results. Demand was exceptionally strong in international retail, following our strategy to aggressively expand our business outside of North America. In the mobile phone market we sold a record 42 million units, reinforcing the enormous global opportunity which is unfolding. USB revenues also contributed significantly to our growth in the quarter,” said Eli Harari, Chairman and CEO. “Gross margins and the pricing environment improved substantially and excellent execution at Fab 3 allowed us to respond to the surge in customer demand. We expect demand to remain strong through the fourth quarter holiday season although we may not be able to meet 100% of the demand.”
Key Metrics and Highlights
•	Product revenue was $919 million in the third quarter, up 36% year-over-year and 28% sequentially.

•	License and royalty revenue for the third quarter was $119 million, up 52% year-over-year and 11% sequentially.

•	Total megabytes sold in the third quarter increased 248% on a year-over-year basis and 54% from the second quarter of 2007.

•	Average price per megabyte sold declined 61% on a year-over-year basis and 16% sequentially.

•	Average retail card capacity in the third quarter was 1616 megabytes, up 83% from the third quarter of 2006 and up 10% sequentially.

•	GAAP product gross margin in the third quarter was 24.3%, compared to 32.4% in the third quarter of 2006 and up from 16.2% in the second quarter of 2007.

•	Non-GAAP product gross margin for the third quarter was 26.4% compared to 32.7% in the third quarter of 2006 and up from 19.0% in the second quarter of 2007.

•	GAAP operating income for the third quarter of 2007 was $109 million compared to GAAP operating income of $128 million in the third quarter of 2006 and up from $14 million in the second quarter of 2007.

•	Non-GAAP operating income was $162 million, or 16% of revenue, compared to non-GAAP operating income of $158 million, or 21% of revenue in the third quarter of 2006 and up from 9% in the second quarter of 2007.

•	SanDisk expanded its line of Sansa® players with the Sansa View — a video MP3 player with a vast array of features, and the Sansa Clip — a colorful, hip, wearable value priced MP3.

•	SanDisk began offering a line of Solid State Drives (SSDs) for resale to system integrators.

•	SanDisk launched the SanDisk Express™ line of high-performance products to deliver best-of-class solutions for professional videographers and photographers who demand speed, reliability and durability.

•	SanDisk introduced new USB flash drives such as the Cruzer® Micro 8 Gigabyte in worldwide markets and “extra-style” USB drives like the Cruzer Colors + in Japan and the Fleur, SNAP and TAG in Europe.

•	Fab 3 reached its maximum planned production wafer output in the third quarter. Fab 4, our second 300mm wafer fabrication facility in Japan, started first production wafers using 56-nanometer process technology and is expected to aggressively grow our captive supply in 2008.

•	SanDisk opened its first captive production facility in China. The plant will focus on assembly and testing of advanced Flash memory cards especially for the mobile phone market.

Scheduled Interviews
SanDisk Corporation Chairman and Chief Executive Officer, Eli Harari, is scheduled to appear on CNBC’s “Closing Bell with Maria Bartiromo,” on October 18, 2007 at approximately 1:25 p.m. PDT. Judy Bruner, SanDisk’s Executive Vice President, Administration and CFO, is scheduled to appear on Bloomberg TV’s “Starting Bell,” October 19, 2007 beginning at approximately 6:40 a.m. PDT.
Conference Call
SanDisk’s third quarter 2007 conference call is scheduled for 2:30 p.m. PDT, Thursday, October 18, 2007. The conference call will be webcast by CCBN and can be accessed live, and throughout the quarter, at SanDisk’s website at www.sandisk.com/IR and at www.streetevents.com for registered streetevents.com users. To participate in the call via telephone, the dial-in number is (913) 312-6695. The dial-in password is 8295174. A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.
A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in the attached tables.
Forward-Looking Statements
This news release contains certain forward-looking statements, including statements about our business prospects and outlook, anticipated increased demand for products, including our mobile products, expected industry-wide growth, expected growth in captive supply, expected technology transitions and the timing and cost benefits thereof, our planned investments in advanced technologies, products, markets and our brand, and scheduled appearances by our Chairman and CEO and our CFO that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations. Risks that may cause these forward-looking statements to be inaccurate include among others:
•	slower than expected growth in market demand for our products including, for example, our solid state drives, or a slower adoption rate for our products in current and new markets that we are targeting including, for example, the mobile phone market,

•	any interruption of or delay in supply from any of the semiconductor manufacturing or subcontracting facilities, including test and assembly facilities that supply products to us,

•	slower than expected expansion of our global sales channels,

•	fluctuations in operating results, unexpected yield variances and delays related to our conversion to 56-nm NAND flash technology or the ramp-up of the 300mm flash fabrication facility,

•	business interruption due to earthquakes, hurricanes or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products,

•	risks related to our acquisition of msystems, including that we may not realize the expected benefits of the acquisition due to integration challenges or that we may incur substantial costs or other damages associated with pending or future litigation related to the merger or costs or damages related to msystems’ prior stock option grant practices,

•	adverse results in litigation affecting us,

•	the risk that scheduled appearances by our executives could be cancelled or delayed by us or the network, and

•	other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Forms 10-Q.
Future results may differ materially from those previously reported. We do not intend to update the information contained in this release.
About SanDisk
SanDisk is the original inventor of flash storage cards and is the world’s largest supplier of flash data storage card products using its patented, high-density flash memory and controller technology. SanDisk is headquartered in Milpitas, CA and has operations worldwide with more than half its sales outside the U.S.
www.sandisk.com
SanDisk, the SanDisk logo, Cruzer and Sansa are trademarks of SanDisk Corporation, registered in the United States and other countries. SanDisk Express is a trademark of SanDisk Corporation.

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Nine months ended
	September 30, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Revenues:
Product	$918,810	$673,189	$2,328,158	$1,847,592
License and royalty	118,613	78,196	322,383	246,238

Total revenues	1,037,423	751,385	2,650,541	2,093,830

Cost of product revenues	680,521	455,345	1,839,345	1,270,389
Amortization of acquisition-related intangible assets	14,582	—	50,227	—

Total cost of product revenues	695,103	455,345	1,889,572	1,270,389

Gross profit	342,320	296,040	760,969	823,441

Operating expenses:
Research and development	110,533	78,073	307,358	215,620
Sales and marketing	72,455	44,961	189,178	133,403
General and administrative	45,581	40,247	133,737	107,445
Restructuring	—	—	6,728	—
Write-off of acquired in-process technology	—	—	—	39,600
Amortization of acquisition-related intangible assets	4,600	4,432	20,750	12,579

Total operating expenses	233,169	167,713	657,751	508,647

Operating income	109,151	128,327	103,218	314,794

Total other income	29,200	32,223	104,015	72,700

Income before taxes	138,351	160,550	207,233	387,494

Provision for income taxes	53,713	57,269	89,475	153,457

Income after taxes	84,638	103,281	117,758	234,037

Minority interest	—	—	5,211	—

Net income	$84,638	$103,281	$112,547	$234,037

Net income per share:
Basic	$0.37	$0.53	$0.49	$1.20
Diluted	$0.36	$0.51	$0.48	$1.15

Shares used in computing net income per share:
Basic	228,689	196,317	228,034	194,974
Diluted	236,930	202,747	235,992	202,660

SanDisk Corporation
Reconciliation of GAAP to Non-GAAP Operating Results (*)
(in thousands, except per share amounts, unaudited)

	Three months ended		Nine months ended
	September 30, 2007	October 1, 2006	September 30, 2007	October 1, 2006

SUMMARY RECONCILIATION OF NET INCOME
GAAP NET INCOME	$84,638	$103,281	$112,547	$234,037
Adjustments:
Share-based compensation (a)	34,127	25,193	102,317	69,849
Amortization of acquisition-related intangible assets (c)	19,182	4,432	70,977	12,579
Inventory step-up expense related to msystems acquisition (d)	—	—	7,066	—
Write-off of acquired in-process technology (b)	—	—	—	39,600
Income tax adjustments (e)	(8,144)	(9,292)	(46,427)	(24,875)

NON-GAAP NET INCOME	$129,803	$123,614	$246,480	$331,190

GAAP COST OF PRODUCT REVENUES	$695,103	$455,345	$1,889,572	$1,270,389
Share-based compensation (a)	(4,162)	(2,621)	(10,683)	(5,099)
Amortization of acquisition-related intangible assets (c)	(14,582)	—	(50,227)	—
Inventory step-up expense related to msystems acquisition (d)	—	—	(7,066)	—

NON-GAAP COST OF PRODUCT REVENUES	$676,359	$452,724	$1,821,596	$1,265,290

GAAP GROSS PROFIT	$342,320	$296,040	$760,969	$823,441
Share-based compensation (a)	4,162	2,621	10,683	5,099
Amortization of acquisition-related intangible assets (c)	14,582	—	50,227	—
Inventory step-up expense related to msystems acquisition (d)	—	—	7,066	—

NON-GAAP GROSS PROFIT	$361,064	$298,661	$828,945	$828,540

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$110,533	$78,073	$307,358	$215,620
Share-based compensation (a)	(12,528)	(10,270)	(38,228)	(29,477)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$98,005	$67,803	$269,130	$186,143

GAAP SALES AND MARKETING EXPENSES	$72,455	$44,961	$189,178	$133,403
Share-based compensation (a)	(7,956)	(4,623)	(25,240)	(13,786)

NON-GAAP SALES AND MARKETING EXPENSES	$64,499	$40,338	$163,938	$119,617

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$45,581	$40,247	$133,737	$107,445
Share-based compensation (a)	(9,481)	(7,679)	(28,166)	(21,487)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$36,100	$32,568	$105,571	$85,958

GAAP TOTAL OPERATING EXPENSES	$233,169	$167,713	$657,751	$508,647
Share-based compensation (a)	(29,965)	(22,572)	(91,634)	(64,750)
Write-off of acquired in-process technology (b)	—	—	—	(39,600)
Amortization of acquisition-related intangible assets (c)	(4,600)	(4,432)	(20,750)	(12,579)

NON-GAAP TOTAL OPERATING EXPENSES	$198,604	$140,709	$545,367	$391,718

GAAP OPERATING INCOME	$109,151	$128,327	$103,218	$314,794
Cost of product revenues adjustments (a) (c) (d)	18,744	2,621	67,976	5,099
Operating expense adjustments (a) (b) (c)	34,565	27,004	112,384	116,929

NON-GAAP OPERATING INCOME	$162,460	$157,952	$283,578	$436,822

GAAP NET INCOME	$84,638	$103,281	$112,547	$234,037
Cost of product revenues adjustments (a) (c) (d)	18,744	2,621	67,976	5,099
Operating expense adjustments (a) (b) (c)	34,565	27,004	112,384	116,929
Income tax adjustments (e)	(8,144)	(9,292)	(46,427)	(24,875)

NON-GAAP NET INCOME	$129,803	$123,614	$246,480	$331,190

Diluted net income per share:
GAAP	$0.36	$0.51	$0.48	$1.15
Non-GAAP	$0.54	$0.61	$1.04	$1.63

Shares used in computing diluted net income per share:
GAAP	236,930	202,747	235,992	202,660
Non-GAAP	238,643	203,757	237,313	203,744

SanDisk Corporation
Reconciliation of GAAP to Non-GAAP Operating Results (*)

(*)	To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company. For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation in accordance with SFAS 123(R) effective January 2, 2006 and the acquisition of Matrix Semiconductor, Inc. in January 2006 and msystems Ltd. in November 2006, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting. These non-GAAP results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. Further, management uses non-GAAP information as certain non-cash charges such as amortization of purchased intangibles and share-based compensation that do not reflect the cash operating results of the business and certain one-time expenses such as write-off of acquired in-process technology that do not reflect the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)	Write-off of acquired in-process technology associated with the Matrix acquisition (January 2006) and msystems acquisition (November 2006).

(c)	Amortization of acquisition-related intangible assets, primarily core and developed technology, related to the acquisition of Matrix and msystems.

(d)	Inventory step-up expense related to msystems acquisition.

(e)	Income taxes associated with certain non-GAAP adjustments.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$970,920	$1,580,700
Short-term investments	1,334,677	1,251,493
Accounts receivable from product revenues, net	438,016	611,740
Inventory	545,199	495,984
Deferred taxes	174,352	176,007
Other current assets	142,496	125,937

Total current assets	3,605,660	4,241,861

Long-term investments	923,965	457,184
Property and equipment, net	383,943	317,965
Notes receivable and investments in flash ventures	900,382	462,307
Deferred taxes	109,944	102,100
Goodwill	847,977	910,254
Intangibles, net	342,580	389,078
Other non-current assets	66,255	87,034

Total Assets	$7,180,706	$6,967,783

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$223,343	$261,870
Accounts payable to related parties	163,869	139,627
Other current accrued liabilities	226,410	311,000
Deferred income on shipments to distributors and retailers and deferred revenue	204,653	183,950

Total current liabilities	818,275	896,447

Convertible long-term debt	1,225,000	1,225,000
Non-current liabilities and deferred revenue	128,004	72,226

Total liabilities	2,171,279	2,193,673

Minority interest	1,067	5,976

Stockholders’ Equity:
Common stock	3,836,109	3,657,121
Retained earnings	1,151,915	1,105,520
Accumulated other comprehensive income	20,336	5,493

Total stockholders’ equity	5,008,360	4,768,134

Total Liabilities and Stockholders’ Equity	$7,180,706	$6,967,783

SanDisk Corporation
Preliminary Condensed Consolidated Comparative Statement of Cash Flows
(in thousands, unaudited)

	Three months ended		Nine months ended
	September 30, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Cash flows from operating activities:
Net income	$84,638	$103,281	$112,547	$234,037
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred and other taxes	53,715	(6,626)	89,475	(24,021)
Gain on equity investments	(2,134)	(169)	(2,701)	(1,364)
Depreciation and amortization	67,211	32,043	196,444	89,709
Provision for doubtful accounts	1,439	1,759	2,977	2,760
Share-based compensation expense	34,127	25,160	102,317	69,848
Excess tax benefit from share-based compensation	(4,206)	(3,057)	(15,714)	(64,080)
Write-off of acquired in-process technology	—	—	—	39,600
Other non-cash charges (income)	(266)	7,945	2,649	3,201
Changes in operating assets and liabilities:
Accounts receivable from product revenues	(127,750)	5,228	171,177	28,276
Inventory	57,352	(17,789)	(47,211)	(57,765)
Other assets	77,177	55,851	47,001	47,108
Accounts payable trade	33,102	35,395	(38,596)	(88,363)
Accounts payable to related parties	11,634	15,315	22,513	28,380
Other liabilities	52,878	37,039	(139,163)	95,837

Total adjustments	254,279	188,094	391,168	169,126

Net cash provided by operating activities	338,917	291,375	503,715	403,163

Cash flows from investing activities:
Purchases of short and long-term investments	(1,554,027)	(632,895)	(3,145,884)	(1,438,195)
Proceeds from sale and maturities of short and long-term investments	1,430,400	506,326	2,635,082	881,772
Investment in Flash Partners and Flash Alliance	(38,003)	(4,290)	(38,003)	(132,209)
Proceeds from notes receivable	1,125	—	1,125	—
Acquisition of property and equipment, net	(82,102)	(33,721)	(179,903)	(123,443)
Proceeds from notes receivable from FlashVision	—	8,524	37,512	8,524
Issuance of notes receivable to Flash Partners	(286,296)	—	(409,601)	(95,445)
Purchased technology and other assets	(15,688)	—	(28,928)	—
Cash acquired in business combination, net of acquisition costs	—	—	—	9,432

Net cash used in investing activities	(544,591)	(156,056)	(1,128,600)	(889,564)

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	—	1,125,500
Purchase of convertible bond hedge	—	—	—	(386,090)
Proceeds from issuance of warrants	—	—	—	308,672
Proceeds from debt financing	4,012	—	7,803	—
Proceeds from employee stock programs	43,208	17,258	97,310	86,108
Distribution to minority interest	—	—	(9,880)	—
Excess tax benefit from share-based compensation	4,206	3,057	15,714	64,080
Share repurchase programs	—	—	(97,417)	—

Net cash provided by financing activities	51,426	20,315	13,530	1,198,270

Effect of changes in foreign currency exchange rates on cash	955	42	1,575	228

Net increase (decrease) in cash and cash equivalents	(153,293)	155,676	(609,780)	712,097
Cash and cash equivalents at beginning of period	1,124,213	1,318,479	1,580,700	762,058

Cash and cash equivalents at end of period	$970,920	$1,474,155	$970,920	$1,474,155

Supplemental disclosures of cash flow information:
Issuance of stock for acquisition	$—	$—	$—	$260,908